UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2008

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2008, LandAmerica Financial Group, Inc. (“LandAmerica”), Fidelity National Title Insurance Company, (“Fidelity”), and Chicago Title Insurance Company (“Chicago”, and together with Fidelity, “Purchasers”) entered into a Stock Purchase Agreement, dated as of November 25, 2008 (the “Purchase Agreement”), pursuant to which Chicago will acquire the capital stock of Commonwealth Land Title Insurance Company (“Commonwealth”) from LandAmerica and Fidelity will acquire the capital stock of both United Capital Title Insurance Company (“United”) and Lawyers Title Insurance Corporation (“Lawyers”, and together with Commonwealth and United, the “Companies”) from LandAmerica, for an aggregate purchase price of $298 million in cash (the “Sale”).

The Purchase Agreement contains certain covenants by LandAmerica and Purchasers, including, among others, the agreement by LandAmerica to file a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court within one business day after the date of the Purchase Agreement and to use its reasonable best efforts to obtain the entry of an order approving the Sale (the “Chapter 11 Court Order”).

The obligations of LandAmerica and the Purchasers to complete the Sale are subject to certain closing conditions, including, among others, governmental filings and regulatory approvals (including a final court order with respect to rehabilitation proceedings involving one or more of the Companies approving the Sale) and expiration of applicable waiting periods shall have occurred, accuracy of the representations and warranties of the other parties (generally subject to a material adverse effect standard), material compliance by the other parties with their obligations under the Purchase Agreement, absence of a material adverse effect on LandAmerica, certain regulatory confirmations and notifications with respect to the Sale, the execution and delivery of the transition services agreement and escrow agreement, the amendment of certain LandAmerica benefit plans, the receipt of a final, non-appealable Chapter 11 Court Order and the satisfaction of other closing conditions. If the Sale is completed, LandAmerica and its affiliates will provide certain services to the Companies, and the Companies will provide certain services to LandAmerica and its affiliates, for a transition period.

The foregoing description of the Purchase Agreement is qualified in its entirety by the actual terms of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about LandAmerica or Purchasers or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by LandAmerica and Purchasers to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modified, qualified and created exceptions to the representations, warranties and covenants set forth in the Purchase Agreement. Moreover, certain representations, warranties and covenants in the Purchase Agreement were used for the purpose of allocating risk between LandAmerica, on the one hand, and Purchasers, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations, warranties and covenants in the Purchase Agreement as characterizations of the actual state of facts about LandAmerica or Purchasers or their respective businesses or operations.

Item 1.03.	Bankruptcy or Receivership.

On November 26, 2008, LandAmerica and its wholly owned subsidiary, LandAmerica 1031 Exchange Services, Inc. (the “1031 Exchange Company”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”).  LandAmerica and the 1031 Exchange Company intend to manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 26, 2008, LandAmerica and its subsidiary, LandAmerica 1031 Exchange Services, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, as described in Item 1.03 above.  The filing of the bankruptcy petitions constituted an event of default under LandAmerica’s (i) Revolving Credit Agreement, dated July 28, 2006, as amended, with SunTrust Bank as administrative agent for the lenders, (ii) Note Purchase and Master Shelf Agreement, dated July 28, 2006, as amended, with Prudential Investment Management, Inc. and the purchasers named therein, (iii) Indenture, dated November 26, 2003, with JPMorgan Chase Bank, as trustee, relating to LandAmerica’s 3.125% Convertible Senior Debentures due 2033 and (iv) Indenture, dated May 11, 2004, with JPMorgan Chase Bank, as trustee, relating to LandAmerica’s 3.25% Convertible Senior Debentures due 2034 (collectively, the “Debt Agreements”).  As a result of such event of default, all obligations under the Debt Agreements became automatically and immediately due and payable.  The principal amount of such obligations was $473.5 million as of November 26, 2008. LandAmerica believes that any efforts to enforce payment obligations under the Debt Agreements are stayed as a result of the filing of the bankruptcy petitions.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 26, 2008, LandAmerica received notification from NYSE Regulation Inc. (the “NYSE”) that the NYSE had determined that the listing and trading of LandAmerica’s common stock should be suspended immediately. The NYSE stated that its decision was reached in light of LandAmerica’s announcement that it and its subsidiary, LandAmerica 1031 Exchange Services, Inc., had filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court, as described in Item 1.03 above. The NYSE also noted the abnormally low price of LandAmerica’s common stock in pre-market trading on November 26, 2008, with trades as low as $0.17 prior to the regulatory trading halt in LandAmerica’s common stock at the New York Stock Exchange market open. LandAmerica does not intend to take any action to appeal the NYSE’s decision, and therefore it is expected that the NYSE will apply to the Securities and Exchange Commission to delist the common stock. The common stock is now trading over the counter under the symbol LFGRQ.

Item 8.01.	Other Events.

On November 26, 2008, the Nebraska Department of Insurance obtained orders of rehabilitation under the Nebraska Insurance Code from the District Court of Lancaster County, Nebraska with respect to LandAmerica’s two principal title underwriting subsidiaries, Commonwealth Land Title Insurance Company and Lawyers Title Insurance Corporation. Pursuant to the orders of rehabilitation, the Director of Insurance for the State of Nebraska and her successors in office are appointed as rehabilitator for Commonwealth and Lawyers, with authority to take possession and control of the assets of Commonwealth and Lawyers and administer them under the general supervision of the court. LandAmerica views the rehabilitations as a temporary administrative step in connection with the transactions contemplated by the Purchase Agreement described in Item 1.01 above. A copy of the press release issued by LandAmerica on November 26, 2008 is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of November 25, 2008, among Fidelity National Title Insurance Company, Chicago Title Insurance Company and LandAmerica Financial Group, Inc.

99.1	Press Release dated November 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President and Chief Legal Officer

Date: December 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of November 25, 2008, among Fidelity National Title Insurance Company, Chicago Title Insurance Company and LandAmerica Financial Group, Inc.

99.1	Press Release dated November 26, 2008